As filed with the Securities and Exchange Commission on May 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0475815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

(Address, Including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan

(Full Title of the Plan)

Jose A. Bayardo

Senior Vice President and Chief Financial Officer

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Eric Johnson

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

(713) 226-1249

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01	2,400,000	$22.07	$52,968,000	$6,419.72

(1)

The shares of common stock being registered hereby consist of an additional 2,400,000 shares that may be issued under the National Oilwell Varco Inc. 2018 Long-Term Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, using the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 23, 2019.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E to Form S-8, National Oilwell Varco, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Company on May 11, 2018 (File No. 333-224892), except to the extent otherwise updated or modified by this Registration Statement. The additional 2,400,000 shares of common stock that are the subject of this Registration Statement relate to the amendments to the Company’s 2018 Long-Term Incentive Plan to increase the number of authorized shares available for issuance under the plan. The amendments were approved by the Company’s stockholders at the Company’s annual meeting held on May 28, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) but will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

A. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February  14, 2019;

B. The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on April 26, 2019; and

C. The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on October 15, 1996 to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

See Index to Exhibits, which is incorporated into this item by reference.

INDEX TO EXHIBITS

Exhibit Number		Description

3.1	—	Fifth Amended and Restated Certificate of Incorporation of National Oilwell Varco, Inc., filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2011 and incorporated herein by reference.

3.2	—	Amended and Restated Bylaws of National Oilwell Varco, Inc., filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 11, 2017 and incorporated herein by reference.

4.1	—	Amended and Restated National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan (incorporated by reference to Appendix I to the Company’s Proxy Statement filed on April 15, 2019).

5.1*	—	Opinion of Locke Lord LLP as to the validity of the securities being registered.

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Locke Lord LLP (included in Exhibit 5.1).

24.1*	—	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of May, 2019.

NATIONAL OILWELL VARCO, INC.

By:	/s/ CLAY C. WILLIAMS
Clay C. Williams
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Clay C. Williams and Jose A. Bayardo and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 28, 2019.

Signature	Title
/s/ Clay C. Williams	Chairman, President and Chief Executive Officer
Clay C. Williams

/s/ Jose A. Bayardo	Chief Financial Officer and Senior Vice President
Jose A. Bayardo

/s/ Scott K. Duff	Chief Accounting Officer, Vice President and Controller
Scott K. Duff

/s/ Greg L. Armstrong	Director
Greg L. Armstrong

/s/ Marcela E. Donadio	Director
Marcela E. Donadio

/s/ Ben A. Guill	Director
Ben A. Guill

/s/ James T. Hackett	Director
James T. Hackett

/s/ David D. Harrison	Director
David D. Harrison

/s/ Eric L. Mattson	Director
Eric L. Mattson

/s/ Melody B. Meyer	Director
Melody B. Meyer

/s/ William R. Thomas	Director
William R. Thomas